EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 46 to Registration Statement No. 33-64872 on Form N-1A of our reports dated May 17, 2010, relating to the financial statements and financial highlights of Equity Income Fund, Equity Index Fund, Large Company Value Fund, Mid Cap Value Fund, NT Large Company Value Fund, NT Mid Cap Value Fund, Real Estate Fund, Small Cap Value Fund and Value Fund, each a series of American Century Capital Portfolios, Inc., appearing in the Annual Report on Form N-CSR of American Century Capital Portfolios, Inc. for the year ended March 31, 2010, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Kansas City, Missouri

July 26, 2010